Exhibit 5.1

Valeant Pharmaceuticals International, Inc.

2150 St. Elzéar Boulevard West

Laval, Québec H7L 4A8

Dear Mesdames and Sirs:

Re: Valeant Pharmaceuticals International, Inc. – Registration Statement on Form S-3

We have acted as British Columbia counsel to Valeant Pharmaceuticals International, Inc. (the “Corporation”), a corporation existing under the laws of the Province of British Columbia, in connection with the registration of 7,286,432 common shares of the Corporation (the “Shares”) pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), which includes the prospectus dated June 10, 2013, as supplemented by the prospectus supplement, dated March 17, 2015 (the “Prospectus Supplement”).

We have examined the Registration Statement and all such corporate and public records, statutes and regulations and have made such investigations and have reviewed such other documents as we have deemed relevant and necessary and have considered such questions of law as we have considered relevant and necessary in order to give the opinions hereinafter set forth. As to various questions of fact material to such opinions which were not independently established, we have relied upon a certificate of an officer of the Corporation. In reviewing the foregoing documents, we have assumed the genuineness of all signatures, the veracity of the information contained therein, the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, notarial, true copies or reproductions.

We are qualified to practice law in the Province of British Columbia and this opinion is rendered solely with respect to laws of the Province of British Columbia and the federal laws of Canada applicable in the Province of British Columbia.

Based upon and subject to the foregoing, we are of the opinion that when the Shares are sold pursuant to the terms of the underwriting agreement, dated as of March 17, 2015, by and between the Corporation and Deutsche Bank Securities Inc., as representative of the several underwriters named therein, the Shares will have been validly issued and will be fully paid and nonassessable.

We hereby consent to the reference to us under the heading “Legal Matters” in the Prospectus Supplement and to the filing of this opinion as an exhibit to the Registration Statement.

This opinion is for the sole benefit of the addressee hereof and may not be relied upon by any other person or for any other purpose without our express written consent.

Yours truly,
/s/ Farris, Vaughan, Wills & Murphy LLP